EXHIBIT 10.18

This Termination Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Termination Agreement were made to, and solely for the benefit of, the other parties to this Termination Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

TVA No. 00069956, Termination

TERMINATION OF JOINT OWNERSHIP AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”) is made and entered into as of the 9th day of August, 2013, by and between Seven States Southaven, LLC, a Delaware limited liability company (“Southaven”) and Tennessee Valley Authority, a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. Sections 831 - 831ee (2006 & Supp V 2011), and acting as to real property as agent in the name of the United States of America, as lessee (“TVA”). All capitalized terms not otherwise defined in this Termination Agreement shall have the meanings given to them in the JOA (as defined herein).

BACKGROUND STATEMENT

WHEREAS, TVA and Seven States Power Corporation (“SSPC”), a Tennessee corporation and the parent of Southaven, previously entered into that certain Joint Ownership Agreement, dated April 30, 2008, numbered as TVA Contract No. 00069956, which was subsequently amended by Supplement No. 1 dated September 2, 2008, Supplement No. 2 dated September 30, 2008, Supplement No. 3 dated April 17, 2009, Supplement No. 4 dated April 22, 2010, and Supplement No. 5 dated April 18, 2013 (as so amended, the “JOA”); and

WHEREAS, on September 30, 2008, SSPC designated Southaven as the “Designated Entity” under the JOA, assigned all its rights under the JOA to Southaven, and specified the Elected Percentage under the JOA to be equal to 90%; and

WHEREAS, the JOA anticipated Long Term Arrangements to be completed on or before April 30, 2010, which date was previously extended to September 5, 2013; and

WHEREAS, TVA and Southaven have determined that the Long Term Arrangements will not be consummated as anticipated under the JOA and now desire to terminate the JOA in conjunction with the transfer of all assets currently owned by Southaven and subject to the JOA, but to preserve the indemnification provisions of the JOA for a period of three (3) years;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVA and Southaven agree as follows:

1.    Termination of JOA. Subject to the conditions contained in this Termination Agreement, the JOA shall terminate, and shall be of no further force or effect, as of the close of business on August 9, 2013 (the “Termination Date”).

2.    Release from Future Obligations. Each party shall be released from all of its obligations, duties and liabilities under the JOA from and after the Termination Date, excluding each party’s indemnification obligations under Section 10 of the JOA for any indemnifiable claims or losses arising prior to the Termination Date, which indemnification obligations shall survive termination thereof for a period of three (3) years after the Termination Date.

3.    Wind-down/Transition. The effectiveness of this Termination Agreement is expressly subject to and conditioned upon the consummation of all conditions precedent set forth in that certain Asset Purchase Agreement dated August 6, 2013, between TVA and Southaven.

4.    Binding Effect. This Termination Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Tennessee, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives and assigns. In the event of any inconsistency or conflict between the terms of this Termination Agreement and of the JOA, the terms hereof shall control. Time is of the essence of all of the terms of this Termination Agreement.

IN WITNESS WHEREOF, Southaven and TVA have caused this Termination Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SOUTHAVEN	TVA:
Seven States Southaven, LLC a Delaware limited liability company	Tennessee Valley Authority

By: /s/ Jack W. Simmons	By: /s/ John M. Hoskins
Name: Jack W. Simmons	Name: John M. Hoskins
Title: President and Chief Executive Officer	Title: Senior Vice President and Treasurer and Interim Chief Risk Officer